 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-275465
PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 22, 2023)
ARCHER AVIATION INC.
Up to $70,000,000
Class A Common Stock
We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) relating to the sale of shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”), offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $70,000,000 from time to time through Cantor, acting as our agent.
Sales of our Class A common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in ordinary brokers’ transactions, to or through a market maker, on or through the New York Stock Exchange (“NYSE”) or any other market venue where our Class A common stock may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale. If we and Cantor agree on any method of distribution other than the sale of shares of Class A common stock on or through the NYSE or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Cantor is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Under the Sales Agreement, we may also sell shares of Class A common stock to Cantor as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to Cantor as principal, we will enter into a separate terms agreement with Cantor, and we will describe the agreement in a separate prospectus supplement or pricing supplement.
The compensation to Cantor for the sales of Class A common stock pursuant to the Sales Agreement will be an amount equal to 3.0% of the aggregate gross proceeds of any shares of Class A common stock sold under the Sales Agreement. In connection with the sale of our Class A common stock on our behalf, Cantor may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Cantor may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page 15 for additional information regarding the compensation to be paid to Cantor.
Our Class A common stock and public warrants are traded on the NYSE under the symbols “ACHR” and “ACHR WS,” respectively. On November 8, 2023, the last reported sales price for our Class A common stock was $5.21 per share and the last reported sales price of our public warrants was $1.23 per warrant.
We are currently an “emerging growth company” and a “smaller reporting company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company and Smaller Reporting Company.” This prospectus supplement complies with the requirements that apply to an issuer that is an emerging growth company and a smaller reporting company.
An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 7 of this prospectus supplement before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus supplement or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is November 22, 2023.

Prospectus Supplement
You should rely only on the information provided in this prospectus supplement and the information incorporated by reference into this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus supplement and the documents incorporated by reference into this prospectus supplement, our business, financial condition, results of operations and prospects may have changed.
For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our Class A common stock, preferred stock, debt securities, warrants to purchase our Class A common stock, preferred stock or debt securities, subscription rights to purchase our Class A common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, having an aggregate offering price of up to $70,000,000. Under this prospectus supplement, we may from time to time sell shares of our Class A common stock having an aggregate offering price of up to $70,000,000 at prices and on terms to be determined by market conditions at the time of the offering. The $70,000,000 of shares of our Class A common stock that may be sold under this prospectus supplement are included in the $70,000,000 of shares of Class A common stock that may be sold under the registration statement.
We provide information to you about this offering of our Class A common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement. Neither we nor Cantor have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and Cantor take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Cantor is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the documents incorporated by reference in this prospectus supplement is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should read this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. The distribution of this prospectus supplement and the offering of shares of our Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of shares of our Class A common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
This prospectus supplement, the accompanying base prospectus and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.

TRADEMARKS
This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein contain or incorporate by reference documents containing references to trademarks, service marks and trade names owned by us or belonging to other entities. Solely for convenience, trademarks, service marks and trade names referred to in this document may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, our or its rights to these trademarks, service marks and trade names. Archer does not intend its use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of it by, any other companies. All trademarks, service marks and trade names included in this document are the property of their respective owners.
MARKET AND INDUSTRY DATA
This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein include industry position and industry data and forecasts that we obtained or derived from internal company reports, independent third-party publications and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above.
Although we believe that the information on which we have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed and we have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to industry position are based on market data currently available. While we are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in these publications and reports.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus supplement, or the documents incorporated by reference and does not contain all of the information that you should consider before buying our securities. Because it is a summary, it may not contain all of the information that may be important to you. You should read this entire prospectus supplement carefully, including the section entitled “Risk Factors” and the documents we have incorporated by reference in this prospectus supplement, along with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement.
Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “we,” “our,” “us,” “Company,” or “Archer” refers to Archer Aviation Inc.
Overview
We are designing and developing electric vertical takeoff and landing (“eVTOL”) aircraft for use in urban air mobility (“UAM”) networks. Our mission is to unlock the skies, freeing everyone to reimagine how they move and spend time. Our eVTOL aircraft are designed to be safe, sustainable, and quiet. Our production aircraft, Midnight, which we unveiled in November 2022, is designed around our proprietary 12-tilt-6 aircraft configuration. This means that it has 12 propellers attached to six booms on a fixed wing with all 12 propellers providing vertical lift during take-off and landing, and the forward six propellers tilting forward to cruise position to provide propulsion during forward flight with the wing providing aerodynamic lift like a conventional airplane.
Midnight is designed to carry four passengers plus a pilot up to 100 miles at speeds up to 150 miles per hour, but is optimized for back-to-back short distance trips of around 20-miles, with minimal charge time in between trips. We are working to certify Midnight with the Federal Aviation Administration (“FAA”) so that we can then enter into commercial service in 2025.
Midnight is the evolution of our demonstrator eVTOL aircraft, Maker, which through its flight test program has helped validate our proprietary 12-tilt-6 aircraft configuration and certain key enabling technologies. The design of Midnight marries what we believe to be cutting-edge electric propulsion technology with state-of-the-art aircraft systems to deliver the key attributes of our eVTOL aircraft:
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Safety.   High redundancy and simplified propulsion systems make for a significantly safer aircraft compared to a helicopter. Midnight has no single critical point of failure, meaning that should any single component fail, the aircraft can still safely complete its flight.

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Low noise.   With its intended cruising altitude at approximately 2,000 feet, the design of Midnight is such that the noise that reaches the ground is expected to measure around 45 A-weighted decibels, approximately 100 times quieter than that of a helicopter. During forward flight, the aircraft’s tilt propellers spin on axes that are aligned with the oncoming air flow, rather than edge-wise to the flow, as is the case with traditional helicopters — further decreasing noise levels. Since Archer’s aircraft is spinning 12 small propellers rather than one large rotor, it can also spin them at significantly lower tip speeds, resulting in much lower noise levels.

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Sustainable.   Midnight is all electric, resulting in zero operating emissions. Archer is committed to sourcing renewable energy wherever possible to power its aircraft. Archer’s design and engineering teams have worked to integrate materials into this aircraft that have their own unique sustainability stories. For example, Midnight’s seats are constructed out of “flax” fiber, a natural plant which requires very little irrigation and is highly absorbent of CO2. In addition, Archer’s design uses fabric made from recycled contents like plastic bottles.

We continue to work to optimize our eVTOL aircraft design for both manufacturing and certification. The development of an eVTOL aircraft that meets our business requirements demands significant design and development efforts on all facets of the aircraft. We believe that by bringing together a mix of talent with eVTOL, traditional commercial aerospace, as well as electric propulsion backgrounds, we have built a team that enables us to move through the design, development, and certification of our eVTOL aircraft with the FAA in an efficient manner, thus allowing us to achieve our end goal of bringing to market our eVTOL aircraft as efficiently as possible.

Corporate Information
We were originally known as Atlas Crest Investment Corp. On September 16, 2021, Archer Aviation Operating Corp., a Delaware corporation (prior to the merger of Merger Sub (as defined below) with and into Legacy Archer (as defined below) with Legacy Archer being the surviving company known as Archer Aviation Inc.) (“Legacy Archer”), Atlas and Artemis Acquisition Sub Inc., a Delaware corporation and wholly owned subsidiary of Atlas (“Merger Sub”), consummated the transactions contemplated under the business combination agreement dated as of February 10, 2021, by and among Atlas, the Merger Sub and Archer, as amended and restated on July 29, 2021, and as it may be further amended, supplemented or otherwise modified from time to time (the “Business Combination Agreement”), following the approval at the special meeting of the stockholders of Legacy Archer held September 14, 2021. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Archer and Atlas was effected by the merger of Merger Sub with and into Legacy Archer, with Legacy Archer surviving the Merger as a wholly-owned subsidiary of Atlas. In connection with the consummation of the Merger on September 16, 2021, the surviving company changed its name to Archer Aviation Operating Corp. and Atlas changed its name from Atlas Crest Investment Corp. to Archer Aviation Inc.
Our principal executive offices are located at 190 West Tasman Drive, San Jose, California 95134, and our telephone number is (650) 272-3233. Our corporate website address is www.archer.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
“Archer” and our other registered and common law trade names, trademarks and service marks are property of Archer Aviation Inc. This prospectus supplement contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or ™ symbols.
Implications of Being an Emerging Growth Company and Smaller Reporting Company
We are currently an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We will be an emerging growth company until December 31, 2023, and will take advantage of the benefits of the extended transition period emerging growth company status permits until such date. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.
Additionally, we are currently a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until we reflect the change in our filer status on our Quarterly Report on Form 10-Q for the three months ended March 31, 2024.

THE OFFERING
Issuer
Archer Aviation Inc.
Shares of Class A Common Stock Offered by Us
Shares of Class A common stock having an aggregate offering price of up to $70,000,000.
Shares of Class A Common Stock Outstanding After this Offering
Up to 13,435,701 shares, assuming the sale of $70,000,000 of shares of our Class A common stock at an assumed offering price of $5.21 per share, which was the last reported sale price of our Class A common stock on the NYSE on November 8, 2023. The actual number of shares of Class A common stock issued will vary depending on the sales price under this offering.
Manner of Offering
An “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, in ordinary brokers’ transactions, to or through a market maker, on or through the NYSE or any other market venue where our Class A common stock may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale that may be made from time to time through our sales agent, Cantor Fitzgerald & Co. See “Plan of Distribution” on page 15 of this prospectus supplement.
Use of Proceeds
We intend to use the net proceeds from this offering for general corporate and working capital purposes. See “Use of Proceeds” on page 12 of this prospectus supplement.
Market for our Shares of Class A Common Stock
Our Class A common stock is listed on the NYSE under the symbol “ACHR”.
Risk Factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus supplement.
NYSE Symbol
“ACHR”
All information in this prospectus supplement related to the number of shares of our Class A common stock to be outstanding immediately after this offering is based on 241,755,819 shares of our Class A common stock outstanding as of September 30, 2023, and unless otherwise indicated, excludes:
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24,666,667 shares of Class A common stock issuable upon the exercise of public and private warrants outstanding as of September 30, 2023, with a weighted-average exercise price of $11.50;

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34,697,422 shares of Class A common stock issuable upon the exercise of private warrants outstanding as of September 30, 2023, with a weighted-average exercise price of $0.01;

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18,091,832 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units outstanding under our Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”) as of September 30, 2023;

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2,533,144 shares of Class A common stock issuable upon the conversion of shares of Class B common stock issuable upon the exercise of stock options outstanding under our 2019 Equity Incentive Plan (the “2019 Plan”) as of September 30, 2023, which have a weighted-average exercise price of $0.13 per share;

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15,006,918 shares of Class A common stock issuable upon the conversion of shares of Class B common stock issuable upon the vesting and settlement of performance stock units outstanding under our 2019 Plan as of September 30, 2023; and

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87,803,664 shares of Class A common stock reserved for future issuance as of September 30, 2023, under our stock-based compensation plans, consisting of (i) 42,998,334 shares of Class A common stock reserved for future issuance on conversion of shares of our Class B common stock under our 2019 Plan; (ii) 37,999,042 shares of Class A common stock reserved for future issuance under our 2021 Plan, and (iii) 6,806,288 shares of Class A common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

In addition, unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of additional convertible securities after September 30, 2023.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. Before deciding whether to invest in our Class A common stock, you should consider carefully the risks and uncertainties described below and discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement or the related base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, political, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. See “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related To This Offering and Our Class A Common Stock
We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term U.S. Treasury securities with low rates of return. These investments may not yield a favorable return to our stockholders.
If you purchase our Class A common stock in this offering, you may incur immediate and substantial dilution in the net tangible book value of your shares.
If you invest in our Class A common stock, your ownership interest will be diluted to the extent the price per share you pay in this offering is higher than the net tangible book value per share of our Class A common stock immediately after this offering. Our net tangible book value of our Class A common stock as of September 30, 2023 was approximately $354.5 million, or $1.46 per share. Net tangible book value per share of our Class A common stock is total tangible assets less our total liabilities divided by the number of shares of our Class A common stock outstanding as of September 30, 2023. On November 8, 2023, the last reported sale price of our Class A common stock was $5.21 per share. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. The offering price per share in this offering may exceed the net tangible book value per share of our Class A common stock outstanding prior to this offering, in which case investors will incur immediate and substantial dilution. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. To the extent any outstanding stock options or warrants are exercised or restricted stock units are settled, there will be further dilution to new investors. For a further description of the dilution that you may experience immediately after this offering, see the section titled “Dilution.”
The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement entered into by us with Cantor and compliance with applicable law, we have the discretion to deliver a placement notice to Cantor at any time throughout the term of the Sales Agreement. The number of shares that are sold by Cantor after delivering a placement notice will fluctuate based on the market price of our Class A common stock during the sales period and limits we set with Cantor. Because the price per share of each share sold will fluctuate based on the market price of our Class A common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the resulting gross proceeds.
The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
Even if we sell all of the shares offered hereby, we may continue to seek external sources of financing to fund operations in the future.
We have a history of net losses and we believe that we will continue to incur operating net losses each quarter until at least the time we begin generating significant revenue from our planned lines of business, which is not expected to occur until 2025, and may occur later or not at all. Accordingly, while we may from time-to-time raise gross proceeds of up to a maximum of $70,000,000 through the issuance of shares under the Sales Agreement, we may need to raise additional capital in the future to further scale our business and expand to additional markets. We may raise additional funds through the issuance of equity, equity-related or debt securities, or through obtaining credit from financial institutions. We cannot be certain that additional funds will be available on favorable terms when required, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially and adversely affected. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of such financings could require significant interest payments, contain covenants that restrict our business, or otherwise include unfavorable terms. In addition, to the extent we raise funds through the sale of additional equity securities, our stockholders would experience additional dilution.
Because there are no current plans to pay cash dividends on our Class A common stock for the foreseeable future, you may not receive any return on investment unless you sell shares of our Class A common stock for a price greater than that which you paid for it.
We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our Class A common stock unless you sell your shares of our Class A common stock for a price greater than that which you paid for it.
Sales of a significant number of shares of Class A common stock in the public markets, or the perception that such sales could occur, could depress the market price of our Class A common stock.
Sales of a substantial number of shares in the public markets, or the perception that such sales could occur, could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities. We have agreed, without the prior written consent of Cantor, and subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any Class A common stock or securities convertible into or exchangeable for shares of Class A common stock, warrants or any rights to purchase or acquire Class A common stock during the period beginning on the fifth trading day immediately prior to the delivery of any placement notice delivered by us to Cantor and ending on the fifth trading day immediately following the final settlement date with respect to the shares sold pursuant to such notice. We have further agreed, subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any Class A common stock or securities convertible into or exchangeable for shares of Class A common stock, warrants or any rights to purchase or acquire Class A common stock in any other “at the market offering” or continuous equity transaction prior to the sixtieth day immediately following the termination of the Sales Agreement with Cantor. Therefore, it is possible that we could issue and sell additional shares of our Class A common stock in the public markets. We cannot predict the effect that future sales of our Class A common stock would have on the market price of our Class A common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “will” and “would,” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Some factors that could cause actual results to differ include:
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we are an early-stage company with a history of losses and expectation of significant losses for the foreseeable future;

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our ability to design, manufacture and deliver our aircraft to customers;

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risks associated with contracts with United Airlines, Inc. (“United”) and the United States Air Force, which constitute all of the current orders for our aircraft, and which are subject to the satisfaction of certain conditions and/or further negotiation and reaching mutual agreement on certain material terms;

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risks associated with the Boeing-Wisk Agreement with The Boeing Company (“Boeing”) and Wisk Aero LLC, a wholly owned subsidiary of Boeing (“Wisk”);

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our ability to realize the expected benefits of an autonomous aircraft development program, as well as the cost, timing and results of our development activities relating to autonomous aircraft;

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our ability to remediate material weaknesses in internal control over financial reporting and ability to maintain an effective system of internal control;

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our ability to realize operating and financial results forecasts which rely in large part upon assumptions and analyses that we have developed;

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our ability to effectively market and sell air transportation as a substitute for conventional methods of transportation, following receipt of governmental operating authority;

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our ability to compete effectively in the urban air mobility and electric vertical takeoff and landing industries;

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our ability to obtain expected or required certifications, licenses, approvals, and authorizations from transportation authorities;

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our ability to achieve expected business milestones or launch products on anticipated timelines;

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risks associated with our reliance on our relationships with our suppliers and service providers for the parts and components in our aircraft;

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our ability to successfully develop commercial-scale manufacturing capabilities;

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our ability to successfully address obstacles outside of our control that slow market adoption of electric aircraft;

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our ability to attract, integrate, manage, train and retain qualified senior management personnel or other key employees;

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natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints and regulatory conditions or other circumstances affecting metropolitan areas;

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the potential for losses and adverse publicity stemming from any accident involving our lithium-ion battery cells or test flights of our prototype eVTOL aircraft;

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risks associated with indexed price escalation clauses in customer contracts, which could subject us to losses if we have cost overruns or if increases in costs exceed the applicable escalation rate;

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our ability to address a wide variety of extensive and evolving laws and regulations, including data privacy and security laws;

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our ability to protect our intellectual property rights from unauthorized use by third parties;

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our ability to obtain additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances;

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cybersecurity risks to our various systems and software;

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risks associated with the dual-class structure of our Common Stock which has the effect of concentrating voting power with certain shareholders of our Class B common stock, including Adam Goldstein, Legacy Archer’s co-founder, and our Chief Executive Officer and a member of our Board; and

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other factors detailed under the section “Risk Factors.”

The foregoing list of risks is not exhaustive. Other sections of this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus supplement for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.
You should read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
We may, from time to time, issue and sell shares of our Class A common stock having aggregate gross proceeds of up to $70,000,000 under this prospectus supplement and the accompanying base prospectus. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.
We currently intend to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include research and development costs, potential strategic acquisitions, services or technologies, working capital, capital expenditures and other general corporate purposes. In addition, pending the application of net proceeds, we expect to invest a portion of the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit, or direct or guaranteed obligations of the U.S. government. However, we have not allocated specific amounts of the net proceeds to be received by us from this offering for any of these purposes. As a result, management will retain broad discretion in the application of the net proceeds we receive from the sale of the shares of Class A common stock offered hereby, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DILUTION
If you invest in our Class A common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share of our Class A common stock after giving effect to this offering.
Our net tangible book value as of September 30, 2023 was $354.5 million, or $1.46 per share. Net tangible book value per share is determined by our total tangible assets, less total liabilities, divided by the number shares of our Class A common stock outstanding.
After giving effect to the assumed sale by us of our shares of Class A common stock having an aggregate offering price of $70,000,000 at an assumed public offering price of $5.21 per share of Class A common stock, which was the last reported sale price of our Class A common stock on the NYSE on November 8, 2023, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as September 30, 2023 would have been approximately $422.0 million, or $1.65 per share. This represents an immediate increase in net tangible book value of $0.19 per share to existing stockholders and immediate dilution of $3.56 per share to investors purchasing our Class A common stock in this offering at the assumed public offering price. The following table illustrates this accretion on a per share basis:
Assumed offering price per share		$5.21
Net tangible book value per share as of September 30, 2023	$1.46
Increase in net tangible book value per share attributable to this offering	$0.19
As adjusted net tangible book value per share as of September 30, 2023, after giving effect to this offering		$1.65
(Accretion) dilution per share to investors purchasing our Class A common stock in this offering		$3.56
The number of shares of our Class A common stock outstanding is based on an aggregate of 241,755,819 shares of our Class A common stock outstanding as of September 30, 2023, and excludes:
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24,666,667 shares of Class A common stock issuable upon the exercise of public and private warrants outstanding as of September 30, 2023, with a weighted-average exercise price of $11.50;

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34,697,422 shares of Class A common stock issuable upon the exercise of private warrants outstanding as of September 30, 2023, with a weighted-average exercise price of $0.01;

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18,091,832 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units outstanding under our Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”) as of September 30, 2023;

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2,533,144 shares of Class A common stock issuable upon the conversion of shares of Class B common stock issuable upon the exercise of stock options outstanding under our 2019 Equity Incentive Plan (the “2019 Plan”) as of September 30, 2023, which have a weighted-average exercise price of $0.13 per share;

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15,006,918 shares of Class A common stock issuable upon the conversion of shares of Class B common stock issuable upon the vesting and settlement of performance stock units outstanding under our 2019 Plan as of September 30, 2023; and

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87,803,664 shares of Class A common stock reserved for future issuance as of September 30, 2023, under our stock-based compensation plans, consisting of (i) 42,998,334 shares of Class A common stock reserved for future issuance on conversion of shares of our Class B common stock under our 2019 Plan; (ii) 37,999,042 shares of Class A common stock reserved for future issuance under our 2021 Plan, and (iii) 6,806,288 shares of Class A common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

To the extent that outstanding convertible securities are exercised, restricted stock units or performance stock units are settled, new options, performance stock units, restricted stock units or restricted stock awards are issued under the 2019 Plan, 2021 Plan or 2021 ESPP and subsequently exercised or settled or we issue additional shares of Class A common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, Class A common stock or substantially similar securities in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with Cantor. Pursuant to this prospectus supplement, we may offer and sell shares of our Class A common stock having an aggregate gross sales price of up to $70,000,000 from time to time through Cantor acting as sales agent. A copy of the Sales Agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus supplement forms a part.
Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor may sell shares of our Class A common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor not to sell Class A common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of Class A common stock upon notice and subject to other conditions.
We will pay Cantor commissions, in cash, for its service in acting as agent in the sale of our Class A common stock. Cantor will be entitled to compensation at a commission rate of equal to 3.0% of the sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed (a) $75,000 in connection with the execution of the Sales Agreement, (b) $25,000 per calendar quarter thereafter pursuant to the terms of the Sales Agreement, and (c) $25,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the Class A common stock and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the Sales Agreement, will be approximately $2.5 million.
Settlement for sales of shares of our Class A common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Class A common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the Class A common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.
The offering of shares of our Class A common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor may each terminate the Sales Agreement at any time upon ten days’ prior notice.
Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our Class A common stock while the offering is ongoing under this prospectus supplement.
This prospectus supplement may be made available in electronic format on a website maintained by Cantor, and Cantor may distribute this prospectus supplement electronically.

LEGAL MATTERS
Fenwick & West LLP will issue an opinion about certain legal matters with respect to the securities. Cantor is being represented in connection with this offering by DLA Piper LLP (US).
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Where You Can Find More Information
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A common stock offered hereby. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the shares of Class A common stock offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.
We are subject to the informational requirements of the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such each such report is electronically filed with, or furnished to, the SEC.
Information about us is also available on our website at www.archer.com. However, the information on our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
Incorporation by Reference
The SEC allows us to “incorporate by reference” into this prospectus supplement information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus supplement. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information either contained, or incorporated by referenced, into this prospectus supplement, and will be considered to be part of this prospectus supplement from the date those documents are filed. The information incorporated by reference is an important part of this prospectus supplement.
We incorporate by reference in this prospectus supplement the documents listed below that have been previously filed with the SEC as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus supplement forms a part until the termination or completion of the offering of the securities described in this prospectus supplement:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023 (but only with respect to information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022);

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, filed with the SEC on May 11, 2023, June 30, 2023, filed with the SEC on August 14, 2023, and September 30, 2023, filed with the SEC on November 9, 2023;

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our Current Reports on Form 8-K filed with the SEC on January 9, 2023, February 7, 2023, February 16, 2023, February 27, 2023, March 15, 2023, June 26, 2023, July 7, 2023, August 10, 2023, October 10, 2023, and October 20, 2023;

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the description of our Common Stock contained in our registration statement on Form 8-A (File No. 001-39668), filed with the SEC under Section 12(b) of the Exchange Act on October 27, 2020, including any amendment or report filed for the purpose of updating such description; and

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all reports and other documents we subsequently file with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus supplement is a part, and prior to the effectiveness of the registration statement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.
We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates). Written or oral requests for copies should be directed to Archer Aviation Inc., 190 West Tasman Drive, San Jose, CA 95134, telephone (650) 272-3233. See the section of this prospectus supplement entitled “— Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.
Any statement contained in this prospectus supplement, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

Up to $70,000,000
Shares of Class A Common Stock

PROSPECTUS SUPPLEMENT

November 22, 2023